Exhibit 10.19

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (this "Agreement") is entered as of the 3rd day of June, 1998 (the "Effective Date") by and between (i) HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the "Partnership"), and
(ii) the individuals listed on Exhibit A hereto (the "Hersha Partners").

         THE PARTIES HERETO ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

          A. Prior hereto, the Hersha Partners have been actively engaged in various aspects of hotel acquisition, development, management and operation, including, without limitation, the holding, development, operation and/or management of three Holiday Inn Express hotels located in Hershey, PA, New Columbia, PA and Harrisburg, PA; two Holiday Inn hotels located in Harrisburg, PA and Milesburg, PA; two Comfort Inn hotels located in Harrisburg, PA and Denver, PA; two Hampton Inn hotels located in Carlisle, PA and Selinsgrove, PA; and one Clarion Suites hotel located in Philadelphia, PA (the "Initial Hotels").

          B. The Hersha Partners plan to continue to actively engage in various aspects of hotel acquisition, development, management and operation.

          C. Hersha Hospitality Trust, a Maryland real estate investment trust and the general partner of the Partnership (the "REIT"), has undertaken, or will concurrently with the public offering of shares in the REIT (the "Offering") undertake, a series of transactions involving the Partnership and the Initial Hotels (the "Reorganization").

          D. As part of the Reorganization, the Partnership will acquire equity interests in the Initial Hotels.

          E. The REIT's primary objective is to maximize shareholder value through its general partnership interest in the Partnership by participating in increasing room revenues from hotels owned by the Partnership through percentage leases and by acquiring operating hotels that meet the Partnership's investment criteria.

          F. The Hersha Partners and the Partnership have determined that, in connection with the Reorganization and the Offering, it is desirable to set forth in this Agreement certain covenants and agreements with respect to the development and acquisition of Hotel Properties (as hereinafter defined) of the Hersha Partners.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

              a.  "Acquisition   Agreement"  shall  mean  a  Purchase  and  Sale
Agreement or Contribution Agreement reasonably acceptable to the parties hereto.

              b. "Affiliate" means (i) any person directly or indirectly owning, controlling or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by or under common control with such other person, (iv) any executive officer, director, trustee, member, manager or general partner of such other person and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

              c.  "Disclosure  Notice" shall have the meaning given that term in
Section 4.

              d. "Fair Market Value" shall mean the fair market value of the subject Hotel Property, following exercise of the Option and delivery by the Partnership to the Hersha Partners of the Option Notice, determined as follows:

                  (1) Valuation. Subject to Section 3.C., the parties shall meet at a mutually agreeable time and place to present such evidence as either party desires in an effort to mutually and in good faith attempt to arrive at a mutually acceptable Fair Market Value, provided any final determination of the Fair Market Value must be approved by a majority of the Board of Trustees of the REIT, which majority must include a majority of the Independent Trustees. If the parties are unable to so agree on a mutually acceptable Fair Market Value within thirty (30) days of the receipt by the Hersha Partners of an Option Notice, then either party, upon written notice to the other, shall cause the matter to be submitted to appraisal, as follows:


                            (a)     Two Appraisers.  Within fifteen (15) days
after giving written notice to the other party of its intention to have the matter submitted to appraisal, each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser, with a membership in the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and at least five (5) years' full-time commercial appraisal experience in the hotel and lodging industry, to appraise and determine the Fair Market Value. If, in the time provided, only one (1) party shall give notice of appointment of an appraiser, the single appraiser appointed shall determine the Fair Market Value. If two (2)
appraisers are appointed by the parties, the two (2) appraisers shall independently, and without consultation, prepare a written appraisal of the Fair Market Value within sixty (60) days. Each appraiser shall seal its respective appraisal after completion. After both appraisals are completed, the resulting estimates of the Fair Market Value shall be opened by the Partnership and the Hersha Partners and compared. If the value of the appraisals differ by no more than five percent (5%) of the value of the higher appraisal, then the Fair Market Value shall be the average of the two (2) appraisals.


                           (b)      Three Appraisers.  If the values of the
appraisals differ by more than five percent (5%) of the value of the higher appraisal, the two (2) appraisers shall designate in writing a third appraiser meeting the qualifications set forth in subsection (a) above. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The third appraiser shall make an appraisal of the Fair Market Value within forty-five (45) days after selection and without consultation with the first two (2) appraisers. The Fair Market Value shall be the value selected by one of the two (2) appraisers that is closest, on a dollar basis, to the Fair Market Value selected by the third appraiser. The appraisal shall be concluded within one hundred five
(105) days of the matter being submitted to the appraisers.

                    (2) Costs. Each party shall pay the fees and expenses of their own appraiser, and fifty percent (50%) of the fees and expenses of the third appraiser.

             e. "Hersha Affiliates" means the Hersha Partners and their Affiliates.

             f. "Hotel Construction" means the construction, renovation or repair of improvements on Hotel Property by the Hersha Affiliates.

             g. "Hotel Property" means any Property that is used in whole or in part for hotel purposes, including, without limitation, motels, motor inns, extended-stay hotels and the like, whether in fee or leasehold, that is acquired or developed by Hersha within 15 miles of any of the Initial Hotels or any hotel subsequently acquired by the Partnership, including the Hampton Inn, Danville, Pennsylvania, the Harrisburg Inn, Harrisburg, Pennsylvania and the land owned by Hersha Affiliates in Carlisle, Pennsylvania, together with all improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property owned by Hersha Affiliates and used in connection therewith.

             h. "Independent Trustee" shall have the meaning ascribed to it in the REIT's Declaration of Trust, as amended.

             i. "Minimum Option Price" shall mean a sum equal to the following: (i) any and all hard and soft development and or acquisition costs actually paid to third parties by the Hersha Affiliates that were necessary and/or appropriate for the acquisition of the Hotel Property and/or Hotel

Construction of the subject Hotel Property, (ii) all independent third party interest expenses incurred by or in connection with the acquisition or development of the subject Hotel Property that, in accordance with the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated in connection therewith, are properly capitalized, (iii) to the extent not provided for in (i) and (ii) above, the cash contribution of and unpaid advances by the owners of the subject Hotel Property, including any cash contribution of and advances by the Hersha Affiliates, and (iv) a cumulative, non-compounded return on the cash investment or advances (less any interest actually paid with respect to such advances) of the owners of the subject Hotel Property from the date such cash is invested or advanced, together with interest thereon equal to the prime rate plus five percent (5%). For purposes of this section, the "prime rate" shall be the prime rate as reported in The Wall Street Journal, Eastern Edition, from time to time. The Minimum Option Price shall be calculated by the Hersha Affiliates and set forth in a certificate delivered to the Partnership and certified as true and correct by the Hersha Affiliates upon the written request of the Partnership from time to time. The Minimum Option Price shall not include any finder's fee, brokerage fee, development fee, management fee or other compensation paid to the Hersha Affiliates.

              j. "Option" and "Option Notice" shall have the meanings given such terms in Section 3 hereof.

              k.  "Property" means any real property or any interest therein.

              l. "Units" shall mean units of limited partnership interest in the Partnership.

      2. Term of Agreement. The rights granted to the Partnership hereunder, and the restrictions imposed on the Hersha Affiliates, shall commence as of the Effective Date and shall terminate one (1) year after the later of (a) the date upon which Mr. Hasu P. Shah ceases to be a trustee, officer, partner or employee of the REIT, (b) the date on which Mr. Hasu P. Shah ceases to be an employee, officer, trustee or director of a consultant to the REIT, (c) the date on which Mr. Hasu P. Shah and the Hersha Affiliates cease to own, in the aggregate, assuming a complete conversion of all Units into shares of beneficial interest in the REIT, greater than 50% of shares of beneficial interest in the REIT, or
(d) the date on which the REIT's Board of Trustees has less than three members that are Hersha Affiliates.

      3. Option to Purchase the Hotel Property. The Partnership shall have the right (the "Option"), by giving written notice (the "Option Notice") to the Hersha Affiliates at any time on or before the date that is two years following the later of (i) with respect to a Hotel Property developed by the Hersha Affiliates (a) the date a certificate of occupancy or similar governmental approval permitting the subject Hotel Property to be operated is obtained with respect to any Hotel Property (the "Certificate of Occupancy"), (b) the actual date of opening to the public or (c) the receipt of the Disclosure Notice and
(ii) with respect to any Hotel Property acquired by the Hersha Affiliates (a) the date of such acquisition or (b) the receipt of the Disclosure Notice (the foregoing being the "Option Period"), to elect to acquire the applicable Hotel Property on all of the following terms and conditions:

               a. Conditions. If the Partnership fails to deliver an Option Notice within the Option Period or fails to prepare and execute an Acquisition Agreement with respect to the Hotel Property as required by the following sentence, then the Option shall lapse. Upon delivery of an Option Notice, the Partnership shall prepare and the parties shall execute an Acquisition Agreement containing commercially reasonable terms within ten (10) business days of the receipt by the Hersha Affiliates of the Option Notice.

               b. Purchase Price.

                      (1) The purchase price of the subject Hotel Property pursuant to the Option shall be the greater of the Fair Market Value or the Minimum Option Price, except in the case of the Hampton Inn, Danville, Pennsylvania, in which case if the Option is exercised by the Partnership, the Partnership and the Hersha Affiliate that owns the hotel will use a purchase price methodology similar to the methodology used for the Holiday Inn Express hotels in Hershey, Pennsylvania and New Columbia, Pennsylvania, the Hampton Inn hotel in Carlisle, Pennsylvania and the Comfort Inn hotel in Harrisburg, Pennsylvania and fix the rent until the hotel has two years of operating history. In addition, if the Option is exercised by the Partnership with respect to the Hampton Inn, Danville, Pennsylvania, it will issue units of limited partnership interest in the Partnership ("Units") valued at $6.00 per Unit as consideration for the purchase of the hotel. With respect to each Hotel Property other than the Hampton Inn, Danville, Pennsylvania, if the Minimum Option Price exceeds the Fair Market Value, the Partnership shall have the right to terminate the Acquisition Agreement within ten (10) days following receipt by the Partnership of the determination of Fair Market Value.

                      (2) In the event the Partnership is exercising the Option in connection with an offering of securities and the Hotel Property shall be owned by the Partnership, the Hersha Affiliates shall have the option to receive part or all of the purchase price in Units, provided, however, that the right to receive Units under this Section 3(b)(1) is subject to (i) the REIT's compliance with federal and state securities laws, and (ii) the REIT's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended, and all regulations thereunder. The value of the Units received shall be determined by assigning the offering price of one share of the security offered as set out in the related registration statement filed with the Securities and Exchange Commission or if none, the related offering document.

              c. Disclosure. During the Option Period with respect to each Hotel Property, the Hersha Affiliates shall deliver to the Partnership (i) from time to time, upon the Partnership's written request, any and all documents, correspondence and reports bearing on any Hotel Property, including, without limitation, information and documents bearing on contracts, litigation and such other matters bearing on or pertaining to the Hotel Property; (ii) within five days of the delivery of any Option Notice, any notices of non-compliance with applicable laws bearing on the Hotel Property; and (iii) upon request by the Partnership, quarterly financial information with respect to the Hotel Property showing hotel revenues and hotel operating expenses.

     4. Notification to Independent Trustees. If the Hersha Affiliates desire to develop or acquire a Hotel Property, the Hersha Affiliates shall be obligated to describe fully the proposed activity in a written notice (the "Disclosure Notice") to the Partnership and the Independent Trustees. A Disclosure Notice shall only pertain to a specific proposed project or acquisition and the referenced proposed project or acquisition shall be described therein with specificity as to timing, location, scope and the extent of involvement by Mr. Shah financially and in terms of his time commitment. The Hersha Affiliates shall also notify the Independent Trustees of the date a Certificate of Occupancy is issued with respect to a Hotel Property.

     5. No Additional Fees. The purchase price shall be the sole compensation to the Hersha Affiliates with regards to a Hotel Property. The Hersha Affiliates shall not receive any brokerage commissions or other fees with regards to any Hotel Property purchased by the Partnership.

     6.  Miscellaneous.

             a. Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

             b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the Commonwealth of Virginia without regard to the principles of conflicts of laws thereof.

             c. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To the Hersha Affiliates:            c/o Mr. Hasu P. Shah
                                     148 Sheraton Drive
                                     Box A
                                     New Cumberland, PA 17070

To the Partnership:                  Hersha Hospitality Limited Partnership
                                     148 Sheraton Drive
                                     Box A
                                     New Cumberland, PA 17070
                                     Attention: Mr. Hasu P. Shah

                                     cc: Independent Trustees

               d. Amendments. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Trustees.

               e. Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

               f. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

               g. Titles and Headings. Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               h. Maximum Legal Enforceability; Time of Essence. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

               i. Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                            HASU P. SHAH


                                            /s/  HASU P. SHAH
                                            -----------------------------------


                                            JAY H. SHAH


                                            /s/ JAY H. SHAH
                                            -----------------------------------


                                            NEIL H. SHAH


                                             /s/ NEIL H. SHAH
                                            -----------------------------------


                                            BHARAT C. MEHTA


                                            /s/ BHARAT C. MEHTA
                                            -----------------------------------


                                            KANTI D. PATEL


                                            /s/ KANTI D. PATEL
                                            -----------------------------------
                                      -8-

                                            RAJENDRA O. GANDHI


                                             /s/  RAJENDRA O. GANDHI
                                            -----------------------------------


                                            KIRAN P. PATEL


                                            /s/ KIRAN P. PATEL
                                            -----------------------------------


                                            DAVID L. DESFOR


                                            /s/  DAVID L. DESFOR
                                            -----------------------------------


                                            MADHUSUDAN I. PATNI


                                             /s/ MADHUSUDAN I. PATNI
                                            -----------------------------------


                                            MANAHAR GANDHI


                                            /s/ MANAHAR GANDHI
                                            -----------------------------------

                                          HERSHA HOSPITALITY LIMITED PARTNERSHIP


                                          By: Hersha Hospitality Trust
                                              Its General Partner



                                              By: /s/ HASU P. SHAH
                                                  -----------------

                                                  Its:   President
                                                         ---------

                                    EXHIBIT A

                                 Hersha Partners

Hasu P. Shah
Jay H. Shah
Neil H. Shah
Bharat C. Mehta
Kanti D. Patel
Rajendra O. Gandhi
Kiran P. Patel
David L. Desfor
Madhusudan I. Patni
Manahar Gandhi